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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                               SEPTEMBER 30, 1997

Parent of Bay State Gas Company -- None

Subsidiaries of Registrant -- Northern Utilities, Inc.
                     -- Granite State Gas Transmission, Inc.

Subsidiaries of Granite State Gas Transmission, Inc. -- Natural Gas Development,
                                                     Inc.
                                         -- Bay State Energy Enterprises, Inc.
                                         -- EnergyUSA, Inc.
                                         -- EnergyEXPRESS, Inc.
                                         -- LNG Development Corp.

     Each subsidiary is wholly owned. Northern Utilities, Inc. and Granite State Gas Transmission, Inc. are incorporated in the State of New Hampshire. Bay State Energy Enterprises, Inc., EnergyUSA, Inc., EnergyEXPRESS, Inc., LNG Development Corp., and Natural Gas Development, Inc. are incorporated in the Commonwealth of Massachusetts.

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